EXHIBIT 4.1

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

INTRALASE CORP.

Number	* * Shares

COMMON STOCK

Authorized Capital Stock: 55,000,000 Shares

Common Stock: 45,000,000 Shares, $0.01 par value	Preferred Stock: 10,000,000 Shares, $0.01 par value

THIS CERTIFIES THAT                                                                                   IS THE REGISTERED HOLDER OF
(*        *) ———————————————————————————————————- SHARES OF THE COMMON STOCK OF

INTRALASE CORP.

HEREINAFTER DESIGNATED “THE CORPORATION,” TRANSFERABLE ON THE SHARE REGISTER OF THE CORPORATION UPON SURRENDER OF THIS CERTIFICATE PROPERLY ENDORSED OR ASSIGNED.

A STATEMENT OF THE POWERS, DESIGNATIONS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL, OR OTHER SPECIAL RIGHTS OF EACH CLASS OF STOCK OR SERIES THEREOF AND THE QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS MAY BE OBTAINED, UPON REQUEST AND WITHOUT CHARGE, FROM THE CORPORATION AT ITS PRINCIPAL EXECUTIVE OFFICE.

THE SHARES REPRESENTED HEREBY ARE RESTRICTED AS TO TRANSFER AS DESCRIBED OR SET FORTH ON THE REVERSE SIDE HEREOF.

WITNESS the Seal of the Corporation and the Signatures of its duly authorized officers this              day of             , 200    .

Robert J. Palmisano, President and Chief Executive Officer	Bruce Feuchter, Secretary